UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2026

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2026, Mr. Kenny Cheung, Executive Vice President and Chief Financial Officer of Sysco Corporation (“Sysco” or the “Company”), notified the Company of his decision to resign from his position as Executive Vice President and Chief Financial Officer. Mr. Cheung resigned to accept an opportunity at a Fortune 10 company in a different industry, and there were no disagreements between the Company and Mr. Cheung on any matter relating to the Company’s operations, policies, or practices, including any matters relating to its accounting principles or practices, financial statement disclosure, or internal controls.

On March 4, 2026, the Company’s Board of Directors (“Board”) appointed Mr. Brandon Sewell, age 46, the Company’s Senior Vice President and Chief Financial Officer – U.S. Foodservice Operations, to serve as interim Chief Financial Officer, effective March 6, 2026. Prior to serving as Senior Vice President and Chief Financial Officer of the Company’s U.S. business, Mr. Sewell served in various management roles of increasing responsibility within the Company’s finance organization. Prior to joining Sysco in April 2014, Mr. Sewell served in the finance organization at Dell Technologies.

In connection with Mr. Sewell’s appointment as interim Chief Financial Officer, Mr. Sewell and the Company entered into a letter agreement, pursuant to which Mr. Sewell will receive an annual base salary of $420,000 and will be eligible to receive: (i) a target annual cash incentive opportunity for fiscal year 2026 equal to 100% of his annual base salary, pro-rated from March 1, 2026; (ii) an annual equity award for fiscal year 2026 under the Long Term Incentive program with a grant date fair value equal to 125% of his annual base salary, vesting over a period of three years; and (iii) a one-time restricted stock unit award to be granted upon completion of Mr. Sewell’s interim role, in the amount and on such terms as are determined from time to time by the Compensation and Leadership Development Committee of the Board, intended to enhance Mr. Sewell’s retention.

There is no family relationship between Mr. Sewell and any director or executive officer of the Company, and Mr. Sewell is not a party to any transaction subject to Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Mr. Cheung will remain at the Company in an advisory capacity until April 17, 2026, to ensure a smooth transition.

ITEM 7.01	Regulation FD Disclosure.

On March 5, 2026, the Company issued a press release announcing the departure of Mr. Cheung and the appointment of Mr. Sewell as described in Item 5.02 of this Form 8-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01 is being furnished, not filed, pursuant to Item 7.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: March 5, 2026	By:	/s/ Andrew Wurdack
Andrew Wurdack
Vice President, Securities and Corporate Governance & Assistant Secretary